Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) is entered into as of September 27, 2007 (the “Effective Date”), by and between Implant Sciences Corp. (“Implant” or the “Company”) and Dr. Anthony Armini (“Armini”) (collectively, the “Parties”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Transition Period.  Effective September 27, 2007 (the “Transition Date”), Armini has resigned from (i) his positions as President and Chief Executive Officer of Implant, and (ii) all positions, offices and directorships with any subsidiaries of Implant.  Armini agrees not to be nominated or serve as Director of the Company at the next annual meeting of the stockholders of the Company. Beginning on the Transition Date and ending on the earlier of September 30, 2009 or a termination of Armini’s employment pursuant to Paragraph 2 below (the “Transition Period”), Armini shall be employed by Implant in a non-executive capacity as a Science Advisor.  In that capacity, he shall report solely to Implant’s President and Chief Executive Officer (“CEO”).  During the Transition Period, Armini shall meet and/or communicate with Company management and senior Company technical and scientific personnel and provide such information and expertise as he may possess for the purpose of transitioning to senior Company technical and scientific personnel his knowledge and expertise relating to ion implantation and semiconductors and related activities conducted by the Company, upon the CEO’s reasonable request. In addition, Armini will cooperate with the Company in connection with the OSI Systems Inc. lawsuit, including but not limited to being available to meet with the Company’s counsel to prepare for discovery or trial, providing affidavits as necessary and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and for reasonable time periods. Armini will also assist the Company in the divesture of the brachy therapy assets and providing such other assistance and advice as are mutually agreed to. The Parties agree that Armini shall not perform any work or take any action on behalf of the Company during the Transition Period except as explicitly directed and authorized by the CEO and, except for reasonable transition assistance as specifically set forth above.  The Parties further agree that Armini shall perform all work and provide all assistance hereunder at such times and locations as are mutually agreed to by the CEO and Armini and Armini shall be permitted to work from his home whenever possible.  It is understood that Armini’s position is not full-time and that, with the exception of the transition assistance specifically set forth above, his services will be subject to his availability and other obligations he may then have.

During the Transition Period, the Company shall compensate Armini at the annual rate of $250,000, less applicable taxes and withholdings, to be paid pursuant to Implant’s normal payroll cycle with a Final Payment of $9,615.38 due upon execution, delivery and non-revocation of the Release of Claims attached hereto as Exhibit A (the “Release”), as further described in Paragraph 4.  For the duration of the Transition Period, the Company shall continue to provide Armini with insurance coverage under its group health, dental and other plans, under the same terms that applied to Armini on the Transition Date, subject to the terms of those plans.  During the Transition Period, Armini shall not be eligible for a bonus or other incentive compensation, nor shall he accrue vacation or sick time and shall not be entitled to the use of a Company car or for automobile payments. On the Transition Date the Company shall pay Armini for his accrued vacation until the Transition Date.

2. Termination During the Transition Period.  The Company may not terminate Armini’s employment during the Transition Period other than for Cause, which shall be defined as (a) material breach in the performance of his duties under this Agreement or the agreements set forth in Section 9 herein which could cause material damage to the Company after a 10-day written notice and opportunity to cure period or such longer period as is reasonably required to cure such breach with diligence and good faith efforts; (b) willful misconduct which is materially injurious to the Company; or (c) the conviction of a fraud or felony or criminal offense involving dishonesty or moral turpitude or breach of trust.

Armini may terminate this Agreement for any reason on thirty (30) days prior written notice to the Company. Notwithstanding Armini’s termination of this Agreement he shall be required to continue to assist the Company in the OSI litigation, as before such termination. If the Company terminates Armini’s employment during the Transition Period with Cause, or if Armini shall terminate this agreement, Armini shall not be entitled to receive the Payments or benefits set forth herein, and any entitlement(s) Armini has, might have, had, or might have had to compensation, bonuses, wages, or participation in any benefit plan, policy, program, compensation agreement or practice of the Company shall cease. Such compensation shall terminate immediately, except as required by law and provided that his stock options shall be governed by the terms thereof.

3. Separation From Employment.  Effective on the earlier of Armini’s termination in accordance with Paragraph 2 or September 30, 2009 (the “Separation Date”), Armini’s employment with the Company shall cease.  On or shortly after the Separation Date, the Parties agree to execute the Release, which shall cover the duration of the Transition Period.

4. Final Payment.  Upon the Separation Date, following the Company’s receipt of the fully-executed Release, and provided Armini’s employment was not terminated for Cause, or terminated by Armini for any reason, the Company will issue to Armini final payment of $9,516.38, less applicable taxes and withholdings (the “Final Payment”).

5. Health and Life Insurance Benefits.  Armini may elect to continue his current group medical and/or dental insurance coverage following the Separation Date, provided he or his eligible dependent(s) remain eligible for such coverage under the federal law known as COBRA and provided that he makes the COBRA payments to the Company on or prior to the time they are due. Information outlining Armini’s rights and responsibilities under COBRA will be forwarded to him on or near the Separation Date.

Following the Separation Date, any entitlement Armini has, might have, had, or might have had to compensation, bonuses, wages, or participation in any benefit plan, policy, program, contract or practice of the Company, shall terminate, except as required by federal or state law, by applicable plan terms, or by the express terms of this Agreement.

6. Stock Options.  On September 28, 2007, the Company will grant Armini qualified stock options to purchase an aggregate of 200,000 shares of Common Stock of the Company at an exercise price equal to 110% of the closing price (if he is a 10% shareholder) on September 28, 2007. The stock options shall vest in equal quarterly installments of 25,000 options with the first installment vesting on September 28, 2007 and the remaining installments vesting every three months thereafter. The options shall expire ninety days from the Separation Date. The Parties acknowledge that Armini has been awarded prior to the date hereof options to purchase 212,200 shares of the Company’s common stock, 204,200 of which options are fully vested.  The grant dates, vesting dates and exercise prices of such options are set forth in Exhibit B hereto.  Armini shall have the right to exercise any or all of his option shares until the earlier of (a) ninety (90) days after the Separation Date or (b) the date they would otherwise expire by their terms.

7. Property; Computers.  Armini represents and warrants that no later than September 28, 2007, he will return to the CFO any and all documents, products, files, notes, memoranda, records, reports, materials and information related to the Company and its business that may be at his home or in his possession, including all copies, extracts and summaries thereof, whether in hard copy or electronic format.  He further agrees that prior to returning these items, he will not disclose them or their contents to any person or entity or use them or their contents for any purpose except for the benefit of the Company.  Armini also agrees that he will not attempt at any time in the future, for any purpose, to access or use any of Company’s computers or computer networks or systems, including their servers and electronic mail system, unless authorized to do so by the CEO.

Armini further agrees to return, no later than September 28, 2007, to the CFO all property and equipment of the Company in his possession, including but not limited to the Company car, computer equipment,(other than his lap top) cellular phones, PDAs, access cards and/or keys, passwords or access codes, calling cards and credit cards.  In turn, the Company agrees that it shall return to Armini, no later than September 28, 2007, any personal effects remaining in his Implant office.

For the duration of the Transition Period, the Company shall make available to Armini such information and Company equipment as may be reasonably required to perform his services for the Company during that Period. In addition, Armini may keep the Company’s lap top that he was using prior to the Transition Date and his E-mail account until the Separation Date.

8. Cooperation.  From the execution of this Agreement forward, Armini agrees to reasonably cooperate with the Company in the defense or prosecution of any threatened or actual claims or actions which may be brought by, against or on behalf of the Company, its predecessors or any of its current or former partners, agents, employees, directors or affiliates and which relate to events or occurrences that transpired or are alleged to have transpired during his tenure with the Company.  Such cooperation shall include, without implication of limitation, being available to meet with the Company’s counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and for reasonable time periods.

9. Confidentiality of Company Information; Restrictive Covenants.  The Parties agree that all of Section 7, Disclosure and Assignment of Intellectual Property, Section 8, Confidentiality, and Section 9, Restriction, contained in the Employment Agreement which Armini and the Company entered into as of June 30, 2004 are incorporated herein by reference and shall remain in full force and effect following the execution of this Agreement.

10. Accord and Satisfaction.  Armini agrees that the payments and benefits set forth in this Agreement, together with all other payments and benefits previously provided to him by the Company, are complete payment, settlement, satisfaction and accord with respect to all obligations and liabilities of the Releasees to Armini, and with respect to all Claims that could be asserted by Armini against any of the Releasees regarding any relationship between Armini and the Company, and any change in or cessation of any such relationship, including, without limitation, all claims for wages, salary, expenses, incentive pay, bonuses, business expenses, paid time off, equity interests, severance pay, attorneys’ fees, compensatory damages, exemplary damages, or other compensation, benefits, costs or sums.  The Company agrees that Armini’s undertakings in this Agreement, and the performance of such undertakings, are complete payment, settlement, satisfaction and accord with respect to all obligations and liabilities of Armini to the Company.  Provided, however, that nothing in this Agreement is intended to release or discharge any of the Company’s insurance or indemnity obligations to Armini regarding Armini’s service as President, Chief Executive Officer and member of the Board of the Company or any other position with the Company or its subsidiaries he may have held.

11. Non-Disparagement; References and Other Communications.  From the execution of this Agreement forward, Armini agrees not to make any statement, written or oral, which disparages the Company, its business and services, or any of its partners, members, directors, officers, employees, or agents.  Armini further agrees not to make any statement or take any action which has the intended or foreseeable effect of harming the business interests of the Company, and to refrain from engaging in any communications regarding the Company with shareholders, research analysts or others in the financial community.   In addition, Armini agrees that he will refrain from speaking to third parties on behalf of the Company unless requested to do so by the CEO.

For its part, the Company agrees that its senior executive officers and the members of the Company’s Board of Directors will not make any statement, written or oral, to any person or entity not affiliated with the Company (excluding agents of the Company) which disparages Armini, his business reputation and qualifications, or his employment as Chief Executive Officer of the Company.

Nothing in this Paragraph shall prohibit or bar the Parties from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required under law; provided, however, that advance written notice is provided by either party of the intent to make such disclosures and provided that best efforts will be used to ensure that this Paragraph is complied with to the maximum extent possible.  Moreover, nothing herein shall prevent Armini from participating in any proceeding before any federal or state administrative agency to the fullest extent permitted by applicable law, provided that he will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any agency proceeding in which he does so participate.

The parties agree to issue a press release in the form attached hereto as Exhibit C and agree that any public statements will be in accordance with Exhibit C and/or with any SEC filings.

12. General Release by Armini.  Armini, on behalf of himself and his spouse, heirs, children, successors, current and former agents, representatives, executors, beneficiaries, administrators, trustees, attorneys and assigns, voluntarily releases and discharges the Company and its predecessors, successors,  and current and former assigns, agents, officers, partners, members, directors, shareholders, employees, subsidiaries, representatives, insurers, investors, attorneys, affiliates, and any other related entities; and all persons acting by, through, under, or in concert with any of them (any and all of which are referred to as “Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, damages, losses, expenses, and debts of any nature whatsoever, known or unknown (“Claims”), which Armini has, claims to have, ever had, or ever claimed to have had against Releasees through the Transition Date.  This general release of Claims includes, without implication of limitation, all Claims relating to Armini’s employment and separation from employment with the Company; all Claims relating to Armini’s relationship to, interest, equity or investment in, memberships in, or partnerships with the Company; all Claims of discrimination, harassment and retaliation prohibited by any federal, state, or local statute, regulation, or ordinance, including without implication of limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Securities Act and Massachusetts General Laws Chapter 151B; and all other statutory or common law Claims.  Armini also waives any Claim for reinstatement, attorneys’ fees, interest, or costs, and all Claims for wages or other compensation, provided that this Release shall not be construed to (a) impair his right to enforce the terms of this Agreement, or (b) release or discharge any of Implant’s insurance or indemnity obligations to Armini regarding Armini’s service as President, Chief Executive Officer, and member of the Board of the Company and any subsidiary and such other positions with the Company as he may have held.  Additionally, nothing in this Agreement shall be interpreted to prohibit Armini from filing an age discrimination claim with any anti-discrimination agency, or from participating in an age discrimination investigation or proceeding conducted by any such agency.  However, by signing this Agreement, Armini acknowledges that he is waiving any and all rights to money damages and any other relief that might otherwise be available should he or any other entity pursue claims arising out of or relating to his employment with the Company against the Releasees.

13. General Release by the Company.  The Company, on behalf of itself, subsidiaries and its predecessors, successors, current and former assigns, agents, officers, partners, members, directors, shareholders, employees, representatives, insurers, investors, attorneys, affiliates, and any other related entities; and all persons acting by, through, under, or in concert with any of them, voluntarily releases and discharges Armini and his spouse, heirs, children, successors, current and former agents, representatives, executors, beneficiaries, administrators, trustees, attorneys and assigns, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, damages, losses, expenses, and debts of any nature whatsoever, known or unknown, which the Company has, claims to have, ever had, or ever claimed to have had against Armini, through the Effective Date, arising out of (a) Armini’s employment relationship with or service as an employee, officer or director of the Company or the termination of such relationship or service or (b) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date the Company signs this Agreement; provided that this release of claims shall not (i) include or extend to any claim based upon, arising out of, or relating to any act or omission by Armini about which the Company did not know as of the date the Company signs this Agreement, but is discovered within one year from the date hereof; or (ii) include or extend to any shareholder derivative claims against Armini; or (iii) be construed to impair the Company’s right to enforce the terms of this Agreement.

14. Non-Filing of Complaints or Charges. By signing this Agreement, the Parties represent that they have not filed any complaint or charge against each other or against any of the Releasees with any local, state or federal agency or court, or assigned any of the released Claims to any third party.

15. Binding Nature of Agreement.  This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.  This Agreement may be assigned by the Company, but may not be assigned by Armini.

16. Remedy for Breach.  The Parties understand and agree that a material breach of Paragraphs 7, 8, 9, 11, 12, 14 and/or 17 herein could result in irreparable harm to the other Party and that money damages would not provide an adequate remedy.  Therefore, the Parties agree that in addition to any other rights that either Party may have, either party shall have the right to seek specific performance and injunctive relief in the event that the other party materially breaches any of those Paragraphs of this Agreement.

17. Voting Proxy. Armini shall provide the Board of Directors with an irrevocable voting proxy in the form of Exhibit D which will provide that for a period beginning on the Transition Date and ending on September 30, 2009, all shares of Common Stock owned by him on the record date of such vote shall be voted in favor of all resolutions recommended by the Board of Directors. All shares owned by Armini on the Transition Date and acquired prior to September 30, 2009 will be subject to the proxy. Any shares transferred to a non-affiliate of Armini for fair consideration shall not be subject to the proxy.

18. Use of the Agreement as Evidence.  This Agreement may not be used as evidence in any subsequent proceeding of any kind, except one in which the Releasees or Armini allege a breach of the terms of this Agreement or elect to use this Agreement as a defense to any claim.

19. Entire Agreement; Modifications.  With the exception of Section 7, Disclosure and Assignment of Intellectual Property, Section 8, Confidentiality, and Section 9, Restriction, contained in the Employment Agreement and the stock option agreements applicable to the grants set forth herein and in Exhibit B hereto, which will survive and remain in full force and effect, this Agreement contains the entire agreement among the Parties hereto with respect to the matters covered hereby, and supersedes all prior and contemporaneous communications, e-mails, agreements, representations, understandings or negotiations between Armini, the Company and/or their agents and attorneys, including but not limited to the Employment Agreement between the Parties dated as of June 30, 2004, other than Section 7, Disclosure and Assignment of Intellectual Property, Section 8, Confidentiality, and Section 9, Restriction, contained in the Employment Agreement dated as of June 30, 2004 and all prior employment agreements.  This Agreement may be modified only by a written agreement signed by an authorized representative of each of the Parties hereto.  No waiver of this Agreement or any provision hereof shall be binding upon the Party against whom enforcement of such waiver is sought unless it is made in writing and signed by or on behalf of such Party.

20. Further Assurances.  The Parties agree to execute, acknowledge (if necessary), and deliver such documents, certificates or other instruments and take such other actions as may be reasonably required from time to time to carry out the intents and purposes of this Agreement, provided they do not create any material additional obligations upon either Party.

21.  Notice and Right to Consider.  Armini has been advised to consult with and has consulted with an attorney before executing this Agreement.  He acknowledges that he has been given the opportunity, if so desired, to consider this Agreement for twenty-one (21) days before executing it.  The Parties agree that any changes to this Agreement, whether material or not, will not re-start the 21-day period.  If Armini does not sign this Agreement and return it to the Company so that it is received within the 21-day period, it will not be valid.  In the event that Armini executes this Agreement within less than twenty-one (21) days, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Agreement for the entire 21-day period.  The Parties acknowledge that, for a period of seven (7) days from the date that Armini signs this Agreement (the “Revocation Period”), he will retain the right to revoke this Agreement by written notice to the Company received before the end of the Revocation Period, and that this Agreement will not become effective or enforceable until the expiration of the Revocation Period.

22. Acknowledgments and Other Terms.  Armini agrees that he has carefully read and understands all of the provisions of this Agreement, that he has been advised to consult with and has consulted with an attorney, and that he is voluntarily entering this Agreement.  Armini further represents and acknowledges that in executing this Agreement, he is not relying and has not relied upon any representation or statement made by the Company (including its partners, members, agents, representatives, directors, employees and attorneys) with regard to the subject matter, basis or effect of this Agreement.

23. Interpretation.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.  This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.  The captions of the sections of this Agreement are for convenience of reference only, and in no way define, limit or affect the scope or substance of any section of this Agreement.

24. Counterparts.  This Agreement may be executed in any number of counterparts and may be delivered by facsimile, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

25. Governing Law.  This Agreement shall take effect as an instrument under seal and shall be governed and construed in accordance with the laws of Massachusetts, without regard to its conflicts of laws principles.  Except as otherwise provided in Paragraph 12 of this Agreement, any disputes and claims arising under or relating to this Agreement and/or the rights, obligations and performance of the Parties hereunder shall be settled by a single arbitrator sitting in Boston, Massachusetts under the applicable Employment Arbitration Rules and Procedures of the American Arbitration Association.  In the event arbitration is brought with respect to this Agreement by either Party, the prevailing Party shall be entitled to recover from the losing Party his or its reasonable attorneys’ fees and expenses.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as an instrument under seal as of September 27, 2007.

IMPLANT SCIENCES CORP.

By:	/s/ Diane J. Ryan

Name and Title:	Diane J. Ryan, VP and CFO

/s/ Anthony J. Armini
ANTHONY ARMINI

Exhibit A

RELEASE OF CLAIMS

This Release of Claims (this “Release”) is entered into as of the last date indicated on the signature page of this Release by and between Implant Sciences Corp. (“Implant” or the “Company”) and Anthony Armini (“Armini”).  Armini and Implant agree as follows:

1.    Release by Armini.  For and in consideration of the receipt of the Final Payment and other benefits set forth in the September 27, 2007 Transition Agreement between Armini and Implant (the “Agreement”), which is hereby incorporated by reference, the sufficiency of which is hereby acknowledged, Armini, on behalf of himself and his spouse, heirs, children, successors, current and former agents, representatives, executors, beneficiaries, administrators, trustees, attorneys and assigns, voluntarily releases and discharges Implant, its subsidiaries and its predecessors, successors,  and current and former assigns, agents, officers, partners, members, directors, shareholders, employees, representatives, insurers, investors, attorneys, affiliates, and any other related entities; and all persons acting by, through, under, or in concert with any of them (any and all of which are referred to as “Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, damages, losses, expenses, and debts of any nature whatsoever, known or unknown (“Claims”), which Armini has, claims to have, ever had, or ever claimed to have had against Releasees through the date last written below.  This general release of Claims includes, without implication of limitation, all Claims relating to Armini’s employment and separation from employment with Implant; all Claims relating to Armini’s relationship to, interest, equity or investment in, memberships in, or partnerships with Implant; all Claims of discrimination, harassment and retaliation prohibited by any federal, state, or local statute, regulation, or ordinance, including without implication of limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Securities Act and Massachusetts General Laws Chapter 151B; and all other statutory or common law Claims.  Armini also waives any Claim for reinstatement, attorneys’ fees, interest, or costs, and all Claims for wages or other compensation, provided that this Release shall not be construed to (a) impair his right to enforce the terms of the Agreement and this Release, or (b) release or discharge any of Implant’s insurance or indemnity obligations to Armini regarding Armini’s service as President, Chief Executive Officer, Treasurer and member of the Board of the Company and such other positions with the Company as he may have held.  Additionally, nothing in this Release shall be interpreted to prohibit Armini from filing an age discrimination claim with any anti-discrimination agency, or from participating in an age discrimination investigation or proceeding conducted by any such agency.  However, by signing this Release, Armini acknowledges that he is waiving any and all rights to money damages and any other relief that might otherwise be available should he or any other entity pursue claims arising out of or relating to his employment with Implant against the Releasees.

2.    Release by Implant.  The Company, on behalf of itself, its subsidiaries and its predecessors, successors, current and former assigns, agents, officers, partners, members, directors, shareholders, employees, representatives, insurers, investors, attorneys, affiliates, and any other related entities; and all persons acting by, through, under, or in concert with any of them, voluntarily releases and discharges Armini and his spouse, heirs, children, successors, current and former agents, representatives, executors, beneficiaries, administrators, trustees, attorneys and assigns, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, damages, losses, expenses, and debts of any nature whatsoever, known or unknown, which the Company has, claims to have, ever had, or ever claimed to have had against Armini, through the date last written below, arising out of (a) Armini’s employment relationship with or service as an employee, officer or director of the Company or the termination of such relationship or service or (b) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date the Company signs this Agreement; provided that this release of claims shall not (i) include or extend to any claim based upon, arising out of, or relating to any act or omission by Armini about which the Company did not know as of the date the Company signs this Release, but was discovered within one year of such date ; (ii) include or extend to any shareholder derivative claims against Armini; or (iii) be construed to impair the Company’s right to enforce the terms of this Release or the Agreement.

3.    Consideration.  In consideration of Armini’s execution of this Release, the Company will provide him with the consideration set forth in the Agreement, which consideration Employee would not otherwise be entitled to receive.  Except as set forth in this Paragraph 3, and subject to any right or claim Employee may have under Paragraph 1, it is expressly agreed that the Company does not have any obligation to provide Employee at any time in the future with any payments, benefits or other consideration.  This Release shall not supersede any continuing obligations the Employee may have under the terms of the Agreement.

4.    Non-Filing of Complaint or Charges.  By signing this Agreement, the Parties represent that they have not filed any complaint or charge against each other or against any of the Releasees with any local, state or federal agency or court, or assigned any of the released Claims to any third party.

5.    Voluntary Waiver and Acknowledgement.  Armini acknowledges that he has consulted with the attorney of his choice in connection with executing this Release, and that he has been given the opportunity, if so desired, to consider this Release for twenty-one (21) days before executing it.  If Armini does not sign this Agreement and return it to the CEO at Implant so that it is received within twenty-one (21) days of the Separation Date as defined in the Agreement, it will not be valid.  In the event that Armini executes this Release within less than 21 days, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Release for the entire 21-day period.  The Parties acknowledge that, for a period of seven (7) days from the date that Armini signs this Release (the “Revocation Period”), he will retain the right to revoke this Release by written notice to the CEO at Implant, received before the end of the Revocation Period, and that this Release will not become effective or enforceable until the expiration of the Revocation Period.

6.    Other Terms.  The Parties acknowledge that the performance of the promises of each are contingent upon the fulfillment of the obligations of the other Party as set forth in this Release and the Agreement.  The Parties agree that this Release is not, and shall not be construed to be, an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by either Party.  This Release shall take effect as an instrument under seal and shall be governed and construed in accordance with Massachusetts law.  If any provision of this Release is deemed invalid, the remaining provisions shall not be affected and shall be enforced to the maximum extent permitted by law.

IN WITNESS WHEREOF, the Parties have executed this Release as of the date last written below.

/s/ Anthony J. Armini		9/27/07
ANTHONY ARMINI		DATE

IMPLANT SCIENCES CORP.

By	/s/ Diane J. Ryan	9/27/07
Title:	VP and CFO	DATE

Exhibit B

Armini Stock Option Grants

Grant Date	Term (yrs)	Option Price	Vesting Rate	Option Grant	Option Balance	Vested Balance

11/11/2002	5	4.65	50% / 3 yrs	50,000	48,000	48,000

3/4/2003	5	2.31	100%	12,200	6,200	6,200

8/22/2003	5	6.96	3 years	50,000	50,000	50,000

12/13/2005	5	4.50	100%	100,000	100,000	100,000

Exhibit C

IMPLANT SCIENCES CORPORATION APPOINTS NEW PRESIDENT AND CEO

DR. ANTHONY ARMINI, FOUNDER AND CHAIRMAN, RETIRES AS PRESIDENT AND CEO AFTER TWENTY-THREE YEARS OF DISTINGUISHED SERVICE

WAKEFIELD, MA…October 1, 2007…Implant Sciences Corporation (AMEX: IMX) today announced Dr. Anthony J. Armini has stepped down as President and CEO of Implant Sciences approximately twenty three years after founding the Company. In connection with Dr. Armini’s retirement, the Company’s Chief Operating Officer, Phillip C. Thomas, has been appointed President and CEO. Dr. Armini will serve as the Chairman of the Board of the Company until the 2007 annual meeting of stockholders when his current term is completed later this year.

Commenting on his retirement, Dr. Armini, stated, “Over a year ago, the Company embarked upon a multi-pronged strategy to focus on its security business, streamline operations, and build a management team to execute its business plan. As part of this strategy, and in preparation for my retirement, Phil Thomas joined our management team as COO in March of this year. During the past seven months, he has taken on increased responsibilities in the execution of our corporate plan. His demonstrated success in leading the business has made this transition all the easier. I hand over the reins of the Company to him with the utmost confidence that he will continue to execute on the plan, grow the Company and increase shareholder value.”

Mr. Thomas added, “I joined Implant Sciences with very specific objectives for the Company in mind. These included improving our market share within the security products and services arena, increase revenues and profitability, and significantly improve our balance sheet, all intended to maximize shareholder value. I have enjoyed working with Dr. Armini over these past seven months as we endeavored to execute our business strategy. On behalf of everyone at Implant Sciences, I want to thank him for his lifelong dedication to the Company. His personal investments of time and money, accompanied by many personal sacrifices along the way, have created a firm foundation to build upon.”

About Implant Sciences
Implant Sciences develops, manufactures and sells products through its primary business units: (i) explosives trace detection (ETD) systems for homeland security, defense, and other security related applications and (ii) state of the art services for the medical and semiconductor industries. The Company has developed proprietary technology used in its commercial portable and bench-top ETD systems, which ship to a growing number of locations around the world and domestically, and is developing several next-generation ETD systems.

The Company’s ETD products and developments address many important security needs in aviation, cargo, transportation, and other related elements of the government and commercial infrastructure. In addition to its security market focus, the Company provides high technology coatings for a variety of medical products at its main facility in Wakefield, Massachusetts and provides ion implantation services to the semiconductor industry in a state-of-the-art facility in Sunnyvale, California. For further details on the Company and its products, please visit the Company’s new website at www.implantsciences.com.

Implant Sciences believes this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties. Such statements are based on management's current expectations and are subject to facts that could cause results to differ materially from the forward-looking statements.

For further information you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the period ended June 30, 2006 and Quarterly Reports on Form 10Q for the periods ended September 30, 2006, December 31, 2006 and March 31, 2007. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation
Investor Relations
(781) 246-0700 or (508) 523-3141
david@implantsciences.com
www.implantsciences.com
Catalyst Financial Resources
Thomas T. O’Brien, 503-757-4903
Thomas@catalystresearch.com

Exhibit D

Form of Proxy

IRREVOCABLE PROXY

The undersigned stockholder of Implant Sciences, Corp., a Massachusetts corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes the Board of Directors of the Company, the attorneys and proxies of the undersigned with full power of substitution and re-substitution, to the full extent of the undersigned's rights with respect to (i) the shares of stock of the Company owned by the undersigned as of the date of this proxy, and (ii) any and all other shares of stock of the Company which the undersigned may acquire after the date hereof until September 30, 2009 (the “Termination Date”). (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Transition Agreement, dated as of the date hereof, between the Company and the undersigned (the "Agreement"), and is granted in consideration of the Company entering into the Agreement. Capitalized terms used but no otherwise defined in this proxy have the meanings ascribed to such terms in the Agreement.

The attorney and proxy named above will be exclusively empowered, and may exercise this proxy, to vote the Shares in favor of any resolution or nomination approved by the Board of Directors of the Company, at any meeting of the stockholders of the Company however called, and at any adjournment thereof, or in any written action by consent of stockholders of the Company, where the record date of the meeting of Stockholders is between the date hereof and the Termination Date.

This proxy shall not apply to shares that the undersigned sells to a non-affiliated person in an arms length sale for valid consideration. Other than as stated in the forging sentence, any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

This proxy shall terminate upon the Termination Date.

Dated: September 27, 2007

/s/ Anthony J. Armini
Name: Anthony Armini
Number of Shares of Company
Common Stock: ____________